Exhibit 1

Transactions in the Securities of the Issuer During the Past 60 days

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Security($)	Date of Purchase/Sale

HESTIA CAPITAL PARTNERS, LP

Sale of Common Stock[1]	(145,863)	11.061	04/01/2026
Sale of Common Stock[2]	(36,326)	11.137	04/02/2026
Sale of Common Stock[3]	(706,681)	14.473	05/06/2026
Sale of Common Stock[4]	(172,890)	15.014	05/06/2026
Sale of Common Stock[5]	(543,474)	15.594	05/07/2026
Sale of Common Stock[6]	(354,136)	15.686	05/08/2026

HESTIA CAPITAL MANAGEMENT, LLC
(On Behalf of The Separately Managed Accounts)

Sale of Common Stock[1]	(14,426)	11.061	04/01/2026
Sale of Common Stock[2]	(3,593)	11.137	04/02/2026
Sale of Common Stock[3]	(69,891)	14.473	05/06/2026
Sale of Common Stock[4]	(17,099)	15.014	05/06/2026
Sale of Common Stock[5]	(53,750)	15.594	05/07/2026
Sale of Common Stock[6]	(35,025)	15.686	05/08/2026

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1 The price reported herein is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $10.925 to $11.15, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

2 The price reported herein is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $11.13 to $11.155, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

3 The price reported herein is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $13.90 to $14.895, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

4 The price reported herein is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $14.90 to $15.07, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

5 The price reported herein is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $14.95 to $15.79, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

6 The price reported herein is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $15.53 to $15.93, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.